Exhibit 99.2
LETTER OF TRANSMITTAL
EXCHANGE OFFER OF SEVEN (7) SHARES OF COMMON STOCK OF
MAGELLAN PETROLEUM CORPORATION
FOR EACH TEN (10) SHARES OF MAGELLAN PETROLEUM AUSTRALIA LIMITED
By Registered or Certified Mail, By Overnight
Courier or By Hand To the Exchange Agent for the
Exchange Offer:

Attention: __________________
     Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.
     The undersigned hereby acknowledges receipt of the Prospectus/Proxy Statement, dated ______, __ 200___(the “Prospectus”) of Magellan Petroleum Corporation (“Magellan”) and this Letter of Transmittal, which together constitute Magellan’s offer (the “Exchange Offer”) to exchange seven (7) newly-issued shares of Magellan common stock, par value $0.01 per share (“Magellan Common Stock”) for each ten (10) outstanding ordinary shares (“MPAL Shares”) of Magellan Petroleum Australia Limited, an Australian corporation (“MPAL”) and Magellan’s 55.13% owned subsidiary, that Magellan does not currently own. The term “Expiration Date” shall mean 5:00 p.m., New York City time, on ______, ___ 2006, unless Magellan, in its sole discretion, extends the Exchange Offer, in which case “Expiration Date” shall mean such date as so extended.
     YOUR BANK OR BROKER CAN ASSIST YOU IN COMPLETING THIS FORM. THE INSTRUCTIONS INCLUDED WITH THIS LETTER OF TRANSMITTAL MUST BE FOLLOWED. QUESTIONS AND REQUESTS FOR ASSISTANCE OR FOR ADDITIONAL COPIES OF THIS LETTER OF TRANSMITTAL MAY BE DIRECTED TO THE EXCHANGE AGENT. YOU MAY CONTACT THE EXCHANGE AGENT AT (___)___-___.
     List below the MPAL Shares to which this Letter of Transmittal relates. If the space indicated below is inadequate, the number of MPAL shares and the number of Magellan shares that would be acquired upon exercise should be listed on a separately signed schedule affixed hereto. Partial tenders of MPAL Shares represented by a certificate or MPAL Holding Statement will not be accepted.

DESCRIPTION OF MPAL SHARES TENDERED HEREBY

Name(s) and Address(es) of Registered Owner(s) (Please fill in)	Number of MPAL Shares Represented by Certificate or MPAL Holding Statement
     This Letter of Transmittal is to be used if certificates or an MPAL Holding Statement representing MPAL Shares are forwarded herewith. If you wish to accept the Exchange Offer and hold MPAL shares in a CHESS Holding (that is, in uncertificated format), you need only notify us of this type of holding and need not send us your MPAL Holding Statement.
     The term “Holder” with respect to the Exchange Offer means any person in whose name MPAL Shares are registered on the books of MPAL or any other person who has obtained a properly completed transfer document from the registered holder. The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their MPAL Shares for exchange must complete this letter in its entirety.
     Ladies and Gentlemen:
     Upon the terms and subject to the conditions of the Exchange Offer, the undersigned hereby tenders to Magellan the MPAL Shares indicated above. Subject to, and effective upon, the acceptance for exchange of such MPAL Shares tendered hereby, the undersigned hereby exchanges, assigns and transfers to, or upon the order of, Magellan all right, title and interest in and to such MPAL Shares as are being tendered hereby. The undersigned hereby irrevocably constitutes and appoints the Exchange Agent the true and lawful agent and attorney-in-fact of the undersigned (with full knowledge that said Exchange Agent acts as the agent of Magellan in connection with the Exchange Offer) to cause the MPAL Shares to be assigned, transferred and exchanged. The undersigned represents and warrants that it has full power and authority to tender, exchange, assign and transfer the MPAL Shares and to acquire the shares of Magellan Common Stock issuable upon the exchange of such tendered MPAL Shares, and that, when the same are accepted for exchange, Magellan will acquire good and unencumbered title to the tendered MPAL Shares, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim.
     If the undersigned or the person receiving shares of Magellan Common Stock covered by this letter is an affiliate (as defined under Rule 405 of the Securities Act) of the Magellan, the undersigned represents to Magellan that the undersigned understands and acknowledges that such shares of Magellan Common Stock may not be offered for resale, resold or otherwise transferred by the undersigned or such other person without registration under the Securities Act or an exemption therefrom.
     The undersigned also warrants that it will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or Magellan to be necessary or desirable to complete the exchange, assignment and transfer of tendered MPAL Shares.

     The Exchange Offer is subject to certain conditions set forth in the Prospectus. The undersigned recognizes that as a result of these conditions (which may be waived, in whole or in part, by Magellan), as more particularly set forth in the Prospectus, Magellan may not be required to exchange any of the MPAL Shares tendered hereby and, in such event, the MPAL Shares not exchanged will be returned to the undersigned at the address shown below the signature of the undersigned.
     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Tendered MPAL Shares may be withdrawn at any time prior to the Expiration Date or, if not yet accepted for exchange, after 40 business days from the date of the Prospectus.
     Unless otherwise indicated in the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, certificates for all Magellan Common Stock delivered in exchange for tendered MPAL Shares will be registered in the name of the undersigned and shall be delivered to the undersigned at the address shown below the signature of the undersigned. If you wish to accept the Exchange Offer and hold MPAL shares in a CHESS Holding (that is, in uncertificated format), you need only notify us of this type of holding and need not send us your MPAL Holding Statement.
     If Magellan Common Stock is to be issued to a person other than the person(s) signing this Letter of Transmittal, or if Magellan Common Stock is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address different than the address shown on this Letter of Transmittal, the appropriate boxes of this Letter of Transmittal should be completed. If MPAL Shares are surrendered by Holder(s) that have completed either the box entitled “Special Registration Instructions” or the box entitled “Special Delivery Instructions” in this Letter of Transmittal, signature(s) on this Letter of Transmittal must be guaranteed by an Eligible Institution (defined in Instruction 2).

REGISTERED HOLDER(S) OF MPAL SHARES SIGN HERE
SPECIAL REGISTRATION INSTRUCTIONS
     To be completed ONLY if shares of Magellan Common Stock are to be sent to someone other than the undersigned.
               Name:
SPECIAL DELIVERY INSTRUCTIONS
     To be completed ONLY if shares of Magellan Common Stock are to be issued in the name of someone other than the undersigned, or to the undersigned at an address other than that shown under “Description of MPAL Shares Tendered Hereby.”
               Name:
(IN ADDITION, COMPLETE SUBSTITUTE FORM W-9 BELOW)

     Must be signed by registered holder(s) exactly as name(s) appear(s) on the tendered MPAL Shares or on a security position listing as the owner or the tendered MPAL Shares or by person(s) authorized to become registered holder(s) by properly completed warrant powers transmitted herewith. If signature is by attorney-in-fact, trustee, executor, administrator, guardian, officer of a corporation or other person acting in a fiduciary capacity, please provide the following information:
(Please print or type)

Name and capacity (full title)

Address (including zip code)

(Area Code and Telephone Number)

(Taxpayer Identification or Social Security Number)

Dated: _______________________
SIGNATURE GUARANTEE
(IF REQUIRED — SEE INSTRUCTION 4)

(Signature of Representative of Signature Guarantor)

(Name and Title)

(Name of Firm)

(Area Code and Telephone Number)
Dated: _______________________
INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER
     1. DELIVERY OF THIS LETTER OF TRANSMITTAL AND CERTIFICATES. A properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein on or prior to the Expiration Date (as defined in the Prospectus). The method of delivery of this Letter of Transmittal, the MPAL Shares and any other required documents is at the election and risk of the Holder, and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. If such delivery is by mail, it is suggested that registered mail with return receipt requested, properly insured, be used.
     No alternative, conditional, irregular or contingent tenders will be accepted. All tendering Holders, by execution of this Letter of Transmittal (or facsimile hereof), shall waive any right to receive notice of the acceptance of the MPAL Shares for exchange.
     Delivery to an address other than as set forth herein will not constitute a valid delivery. If you wish to accept the Exchange Offer and hold MPAL Shares in a CHESS Holding (that is, in uncertificated format), you need only notify us of this type of holding and need not send us your MPAL Holding Statement.
     2. GUARANTEED DELIVERY PROCEDURES. Holders who wish to tender their MPAL Shares, but whose MPAL Shares are not immediately available and thus cannot deliver their MPAL Shares, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, may effect a tender if:
     (a) the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 (an “Eligible Institution”); and
     (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder, the registration number(s) of such MPAL Shares, stating that the tender is being made thereby and guaranteeing that, within three New York Stock

Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof), together with the MPAL Shares and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and
     (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as all tendered MPAL Shares in proper form for transfer and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.
     3. PARTIAL TENDERS NOT PERMITTED; WITHDRAWAL. A holder of MPAL Shares may not tender fewer than all of the MPAL Shares represented by a certificate or MPAL Holding Statement. Partial tenders will not be accepted. All MPAL Shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date or, if not yet accepted for exchange, after 40 business days from the date of the Prospectus.
     4. SIGNATURE ON THIS LETTER OF TRANSMITTAL; WRITTEN INSTRUMENTS AND ENDORSEMENTS; GUARANTEE OF SIGNATURES. If this Letter of Transmittal is signed by the registered Holder(s) of the MPAL Shares tendered hereby, the signature must correspond with the name(s) as written on the face of the certificates or reflected on the MPAL Holding Statement or MPAL’s Share Register, without alteration or enlargement or any change whatsoever. If this Letter of Transmittal is signed by a participant in the Depository, the signature must correspond with the name as it appears on the security position listing as the owner of the MPAL Shares.
     If any of the MPAL Shares tendered hereby are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.
     If MPAL Shares registered in different names are tendered, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal as there are different registrations of MPAL Shares.
     Signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution unless the MPAL Shares tendered hereby are tendered (i) by a registered Holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the Letter of Transmittal or (ii) for the account of an Eligible Institution.
     If this Letter of Transmittal is signed by the registered Holder or Holders of MPAL Shares (which term, for the purposes described herein, shall include a participant in the Depository whose name appears on a security position listing as the owner of MPAL Shares) listed and tendered hereby, no endorsements of the tendered MPAL Shares, MPAL Holding Statement or separate written instruments of transfer or exchange are required. In any other case, the registered Holder (or acting Holder) must either properly endorse the MPAL Shares, MPAL Holding Statement or transmit properly completed transfer documents with this Letter of Transmittal (in either case, executed exactly as the name(s) of the registered Holder(s) appear(s) on the MPAL Shares or MPAL Holding Statement, and, with respect to a participant in the Depository whose name appears on a security position listing as the owner of MPAL Shares, exactly as the name of the participant appears on such security position listing), with the signature on the MPAL Shares, MPAL Holding Statement or transfer documents guaranteed by an Eligible Institution (except where the MPAL Shares are tendered for the account of an Eligible Institution).
     If this Letter of Transmittal, any certificates or separate written instruments of transfer or exchange are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by Magellan, proper evidence satisfactory to Magellan of their authority so to act must be submitted.
     5. SPECIAL REGISTRATION AND DELIVERY INSTRUCTIONS. Tendering Holders should indicate, in the applicable box, the name and address (or account at the Depository) in which shares of Magellan Common Stock are to be issued (or deposited), if different from the names and addresses or accounts of the person signing this Letter of Transmittal. In the case of issuance in a different name, the employer identification number or social security number of the person named must also be indicated and the tendering Holder should complete the applicable box.
     If no instructions are given, the shares of Magellan Common Stock will be issued in the name of and sent to the acting Holder of the MPAL Shares or deposited at such Holder’s account at the Depository.
     6. WAIVER OF CONDITIONS. Magellan reserves the right, in its reasonable judgment, to waive, in whole or in part, any of the conditions to the Exchange Offer set forth in the Prospectus.
     7. MUTILATED, LOST, STOLEN OR DESTROYED MPAL SHARE CERTIFICATES OR HOLDING STATEMENT. Any Holder whose certificates representing MPAL Shares or MPAL Holding Statement have been mutilated, lost, stolen or destroyed should contact the Exchange Agent at the address indicated above for further instructions.
     8. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions relating to the procedure for tendering as well as requests for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Exchange Agent at the address set forth above. In addition, questions relating to the Exchange Offer, as well as requests for assistance or additional copies of the Prospectus and this Letter of Transmittal, may be directed to Magellan Petroleum Corporation, 10 Columbus Boulevard, Hartford, Connecticut 06106, Attention: President; telephone (860) 293-2006.
     9. VALIDITY AND FORM. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of tendered MPAL Shares will be determined by Magellan in its sole discretion, which determination will be final and binding. Magellan reserves the absolute right to reject any and all MPAL Shares not properly tendered or any MPAL Shares Magellan’s acceptance of which would, in the opinion of counsel for Magellan, be unlawful. Magellan also reserves the right, in its reasonable judgment, to waive any defects, irregularities or conditions of tender as to particular MPAL Shares. Magellan’s interpretation of the terms and conditions of the Exchange Offer (including the instructions in this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of MPAL Shares must be cured within such time as Magellan shall determine. Although Magellan intends to notify Holders of defects or irregularities with respect to tenders of MPAL Shares, neither Magellan, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of MPAL Shares will not be deemed to have been made until such defects or irregularities have been cured or waived. Any MPAL Shares received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder as soon as practicable following the Expiration Date.
IMPORTANT TAX INFORMATION
     Under federal income tax law, a Holder tendering MPAL Shares is required to provide the Exchange Agent with such Holder’s correct TIN on Substitute Form W-9 below. If such Holder is an individual, the TIN is the Holder’s social security number. The Certificate of Awaiting Taxpayer Identification Number should be completed if the tendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future. If the Exchange Agent is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such Holder with respect to tendered MPAL Shares may be subject to backup withholding.
     Certain Holders (including, among others, all domestic corporations and certain foreign individuals and foreign entities) are not subject to these backup withholding and reporting requirements. Such a Holder, who satisfies one or more of the conditions set forth in Part 2 of the Substitute Form W-9 should execute the certification following such Part 2. In order for a foreign Holder to qualify as an exempt recipient, that Holder must submit to the Exchange Agent a properly completed Internal Revenue Service Form W-8, signed under penalties of perjury, attesting to that Holder’s exempt status. Such forms can be obtained from the Exchange Agent.
     If backup withholding applies, the Exchange Agent is required to withhold 28% of any amounts otherwise payable to the Holder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.
     PURPOSE OF SUBSTITUTE FORM W-9. To prevent backup withholding on payments that are made to a Holder with respect to MPAL Shares tendered for exchange, the Holder is required to notify the Exchange Agent of his or her correct TIN by completing the form herein certifying that the TIN provided on Substitute Form W-9 is correct (or that such Holder is awaiting a TIN) and that (i) such Holder is exempt from backup withholding, (ii) such Holder has not been notified by the Internal Revenue Service that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (iii) the Internal Revenue Service has notified such Holder that he or she is no longer subject to backup withholding.
     WHAT NUMBER TO GIVE THE EXCHANGE AGENT. Each Holder is required to give the Exchange Agent the social security number or employer identification number of the record Holder(s) of the MPAL Shares. If MPAL Shares are in more than one name or are not in the name of the actual Holder, consult the instructions on Internal Revenue Service Form W-9, which may be obtained from the Exchange Agent, for additional guidance on which number to report.
     CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER. If the tendering Holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, write “Applied For” in the space for the TIN on Substitute Form W-9, sign and date the form and the Certificate of Awaiting Taxpayer Identification Number and return them to the Exchange Agent. If such certificate is completed and the Exchange Agent is not provided with the TIN within 60 days, the Exchange Agent will withhold 28% of all payments made thereafter until a TIN is provided to the Exchange Agent.
     IMPORTANT: This Letter of Transmittal or a facsimile hereof (together with MPAL Shares) or a Notice of Guaranteed Delivery must be received by the Exchange Agent on or prior to the Expiration Date.

          PAYOR’S NAME: ________________, AS EXCHANGE AGENT

SUBSTITUTE Form W-9 DEPARTMENT OF THE TREASURY INTERNAL REVENUE SERVICE	Part 1. PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number

PAYOR’S REQUEST FOR TAXPAYER IDENTIFICATION NUMBER (“TIN”)

  Part 2. Check the box if you are not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1) you are exempt from backup withholding, (2) you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (3) the Internal Revenue Service has notified you that you are no longer subject to backup withholding. [___]
Part 3. Awaiting TIN[___]
     The IRS does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
     Certification: Under penalties of perjury, I certify that the information provided on this form is true, correct and complete.
     Signature                                                                      Date
NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY
PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE GUIDELINES FOR
CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9, COPIES OF WHICH MAY BE
OBTAINED FROM THE EXCHANGE AGENT, FOR ADDITIONAL DETAILS.
YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9.
CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
     I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me will be withheld until I provide a number, but will be refunded if I provide a certified taxpayer identification number within 60 days.
           Signature _____________________________                Date_______________________

     MANUALLY SIGNED FACSIMILE COPIES OF THE LETTER OF TRANSMITTAL WILL BE ACCEPTED. THE LETTER OF TRANSMITTAL, CERTIFICATES FOR MPAL SHARES OR AN MPAL HOLDING STATEMENT AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT OR DELIVERED BY EACH HOLDER OF MPAL SHARES OR SUCH HOLDER’S BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE TO THE EXCHANGE AGENT AT THE ADDRESS SET FORTH ON THE FIRST PAGE.
     Questions and requests for assistance or for additional copies of the Prospectus and the Letter of Transmittal may be directed to the Information Agent at its telephone number and location listed below, and copies will be furnished promptly at Magellan’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.
The Information Agent for the Exchange Offer is:
The Proxy Advisory Group of
Strategic Stock Surveillance, LLC
331 Madison Avenue—12th Floor
New York, New York 10017
Call Toll-Free: (866) 657-8728